UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2013

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(Address of principal executive offices)

(561) 630-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On August 7, 2013, in connection with its previously announced offering in a private placement of $300.0 million aggregate principal amount of 6.125% senior unsecured notes due 2018 (the “Notes”), Bankrate, Inc. (the “Company”), certain of the Company’s subsidiaries, as guarantors (the “Guarantors”), and Wilmington Trust, National Association, as trustee, executed an indenture relating to the Notes (the “Indenture”).

The terms of the Indenture and the Notes were previously disclosed in the Company’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on August 7, 2013 (the “Prior 8-K”). The description set forth under the title “The Notes” in Item 2.03 of the Prior 8-K is hereby incorporated by reference herein.

The Indenture is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

Credit Agreement

On August 7, 2013, the Company entered into a Revolving Credit Agreement dated as of August 7, 2013 (the “Credit Agreement”), among the Company, as borrower, the Guarantors, the lenders party thereto, Royal Bank of Canada, as administrative agent, and the other parties thereto. The Credit Agreement provides for a five-year $70 million revolving facility.

The terms of the Credit Agreement were previously disclosed in the Prior 8-K. The description set forth under the title “Credit Agreement” in Item 1.01 of the Prior 8-K is hereby incorporated by reference herein.

The Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

4.1	Indenture, dated as of August 7, 2013, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee.

10.1	Revolving Credit Agreement, dated as of August 7, 2013, among the Company, the Guarantors, the lenders party thereto, Royal Bank of Canada, as administrative agent, and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2013	BANKRATE, INC.

	By:	/s/ Edward J. DiMaria
Edward J. DiMaria SVP, Chief Financial Officer

EXHIBIT INDEX

Number	Description

4.1	Indenture, dated as of August 7, 2013, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee.

10.1	Revolving Credit Agreement, dated as of August 7, 2013, among the Company, the Guarantors, the lenders party thereto, Royal Bank of Canada, as administrative agent, and the other parties thereto.